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                                                                     Exhibit 5.1


                  [Letterhead of Republic New York Corporation]


                                                               December 29, 1997


To the Board of Directors of
Republic New York Corporation

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 filed on December 16, 1997 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement") registering up to $1,000,000,000 of securities of Republic New York Corporation, a Maryland corporation (the "Company"), and of Republic New York Capital III, a Delaware statutory business trust, and Republic New York Capital IV, a Delaware statutory business trust, (each a "Trust" and, collectively, the "Trusts") (Registration Numbers 333-42421, 333-42421-01 and 333-42421-02,
respectively). The Registration Statement also includes an additional $125,000,000 of securities of the Company available from previous registration statements (Registration Numbers 33-48651 and 33-49507).

Pursuant to the Registration Statement, the Company may offer from time to time, together or separately:

      (a) senior unsecured debt securities of the Company (the "Senior Securities") to be issued from time to time under an Indenture, dated as of May 15, 1986, as supplemented by a First Supplemental Indenture, dated as of May 15, 1991, and by a Second Supplemental Indenture, dated as of April 15, 1993, between the Company and Citibank, N.A., as trustee (the "Senior Indenture");

      (b) subordinated unsecured debt securities of the Company (the "Subordinated Securities") to be issued from time to time under either an Indenture, dated as of May 15, 1986, as supplemented by a First Supplemental Indenture, dated as of May 15, 1991, and by a Second Supplemental Indenture, dated as of April 15, 1993, between the Company and Citibank, N.A., as trustee (the "1986 Subordinated Indenture") or a separate Indenture, dated as of October 15, 1992, as supplemented by a First Supplemental Indenture, dated as of April 15, 1993, between the Company and Citibank, N.A., as trustee (the "1992 Subordinated Indenture");
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      (c) junior subordinated unsecured debt securities of the Company (the
          "Junior Subordinated Debt Securities" and together with the Senior Securities and the Subordinated Securities being referred to herein collectively as the "Debt Securities") to be issued from time to time under an Indenture, dated as of December 15, 1997, between the Company and Bankers Trust Company, as trustee (the "Junior Subordinated Indenture") (the Senior Indenture, 1986 Subordinated Indenture, 1992 Subordinated Indenture and Junior Subordinated Indenture being referred to collectively as the "Indentures");

      (d) debt warrants of the Company authorizing the holder to acquire Senior Securities or Subordinated Securities ("Debt Warrants") to be issued from time to time under warrant agreements, substantially in the form of Exhibits 4.11 or 4.12 to the Registration Statement (each, a "Debt Warrant Agreement"), between the Company and a warrant agent (each, a "Debt Warrant Agent");

      (e) currency warrants of the Company entitling the holder to receive the cash value of the right to purchase or sell a foreign currency or a composite currency ("Currency Warrants") to be issued from time to time under a warrant agreement, substantially in the form of Exhibit
          4.13 to the Registration Statement (the "Currency Warrant Agreement"), between the Company and a warrant agent (the "Currency Warrant Agent");

      (f) stock-index warrants of the Company entitling the holder to receive an amount in cash determined by reference to increases or decreases in the level of a specified stock index which may be based on one or more U.S. or foreign stocks or a combination thereof ("Stock-Index Warrants") to be issued from time to time under a warrant agreement, substantially in the form of Exhibit 4.14 to the Registration Statement (the "Stock-Index Warrant Agreement"), between the Company and a warrant agent (the "Stock-Index Warrant Agent");

      (g) other warrants of the Company entitling the holder to receive an amount in cash determined by reference to increases or decreases in the level of other items or indices ("Other Warrants") to be issued from time to time under a warrant agreement, substantially in the form of Exhibit 4.15 to the Registration Statement (the "Other Warrant Agreement"), between the Company and a warrant agent (the "Other Warrant Agent");

      (h) shares of preferred stock, without par value, of the Company (the "Preferred Stock");

      (i) depositary receipts (the "Depositary Receipts") for depositary shares of the Company (the "Depositary Shares") representing an interest in shares of Preferred Stock of the Company to be issued under a Deposit Agreement, substantially in the form of Exhibit 4.19 to the Registration Statement (the "Deposit Agreement"), between the Company and a U.S. bank or trust company, as depositary (the "Depositary");

      (j) warrants of the Company entitling the holder to purchase a number of shares of Preferred Stock of the Company (the "Preferred Stock Warrants") to be issued from time to time under a warrant agreement, substantially in the form of Exhibit 4.17 to the Registration Statement (the "Preferred Stock Warrant Agreement"), between the Company and a warrant agent (the "Preferred Stock Warrant
          Agent");

      (k) shares of common stock, $5.00 par value, of the Company (the "Common Stock"); and
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      (l) warrants of the Company entitling the holder to purchase a number of shares of Common Stock of the Company (the "Common Stock Warrants") to be issued from time to time under a warrant agreement, substantially in the form of Exhibit 4.16 to the Registration Statement (the "Common Stock Warrant Agreement" and together with the Debt Warrant Agreement, the Currency Warrant Agreement, the Stock-Index Warrant Agreement, the Other Warrant Agreement and the Preferred Stock Warrant Agreement being referred to herein collectively as the "Warrant Agreements" and individually as a "Warrant Agreement"), between the Company and a warrant agent (the "Common Stock Warrant Agent" and together with the Debt Warrant Agent, the Currency Warrant Agent, the Stock-Index Warrant Agent, the Other Warrant Agent and the Preferred Stock Warrant Agent being referred to herein collectively as the "Warrant Agents" and individually as a "Warrant Agent").

The Debt Warrants, Currency Warrants, Stock-Index Warrants, Other Warrants, Preferred Stock Warrants and Common Stock Warrants are collectively referred to herein as the "Warrants". The Debt Securities, Warrants, shares of Preferred Stock, Depositary Shares and shares of Common Stock are collectively referred to herein as the "Company Securities". Debt Securities may be convertible into shares of Preferred Stock or Common Stock. Preferred Stock may be convertible into shares of Common Stock or exchangeable for Debt Securities.

Pursuant to the Registration Statement, the Trusts may offer from time to time, preferred securities (the "Trust Preferred Securities"). The Company will be the owner of the trust interests represented by common securities (together with the Trust Preferred Securities, the "Trust Securities") to be issued by each Trust. The payment of distributions and payments on account of the liquidation of a Trust or redemption of the Trust Securities issued by each such Trust will be guaranteed on a subordinated basis by the Company to the extent described in the Prospectus and in any applicable Prospectus Supplements (the "Guarantees"). Unless indicated otherwise in a Prospectus Supplement, each Trust exists for the sole purposes of issuing the Trust Securities, investing the proceeds thereof in Junior Subordinated Debt Securities of the Company and making distributions. The Trust Securities and the Company Securities are collectively referred to herein as the "Offered Securities".

As Senior Vice President and Deputy General Counsel of the Company and as Senior Vice President and Senior Deputy General Counsel of the Company's principal subsidiary, Republic National Bank of New York (the "Bank"), I have been involved in the corporate proceedings of the Company relating to the proposed issuance and sale of the Offered Securities, including the preparation of the Registration Statement and the prospectus contained therein. For the purposes of this opinion, I have examined the charter and by-laws of the Company and the charter and by-laws of the Bank. In addition, I have examined the originals, or copies identified to my satisfaction, of all such corporate records and other documents relating to each of the foregoing entities and have satisfied myself as to such other matters as I have deemed necessary and relevant in order to render this opinion. In addition, I have referred to the legal opinions of Maryland counsel mentioned below and have had oral conferences with such officers of the Company and the Bank as I have deemed

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necessary and relevant with respect to material factual matters which have not been independently established by me.

             Based upon the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that:

             (1) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland;

             (2) Each Indenture constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, and when appropriate corporate action has been taken to fix the terms of one or more issues of the Debt Securities under the applicable Indenture and to authorize their issuance and sale, and when the Debt Securities with the terms so fixed shall have been duly authenticated under the applicable Indenture, and issued and sold in accordance with such corporate action, such Debt Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits provided by the applicable Indenture.

             (3) When and if any Debt Securities that have been issued in accordance with paragraph 2 or paragraph 4 have been surrendered to the Company for conversion in accordance with the applicable Indenture, as amended to such date, and the shares of Common Stock or Preferred Stock, as the case may be, so issuable upon such conversion have been validly issued or delivered from shares of Common Stock duly authorized and reserved therefor by appropriate corporate action, or from shares of Preferred Stock duly authorized and reserved therefor after appropriate corporate and other action has been taken in accordance with paragraph 5, as the case may be, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and nonassessable.

             (4) When appropriate corporate action has been taken to authorize the Company to execute and deliver a Debt Warrant Agreement or Agreements, to fix the terms of one or more issues thereunder of Debt Warrants and to authorize their issue, and such Debt Warrant Agreement or Agreements shall have been duly executed and delivered by the Company and the Debt Warrant Agent, and when Debt Warrants with terms so fixed shall have been duly countersigned by the Debt Warrant Agent and duly issued under the respective Debt Warrant Agreement in accordance with such corporate action, such Debt Warrants shall constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, and Debt Securities issuable upon exercise of such Debt Warrants, when duly authorized by appropriate corporate action and authenticated under the applicable Indenture, and when paid for in accordance with the terms of the applicable Debt Warrants, will constitute legal, valid and binding obligations of the Company entitled to the benefits provided by the applicable Indenture.

             (5) When appropriate corporate action has been taken to authorize the issuance and fix the terms of one or more issues of Preferred Stock and when Articles Supplementary or Articles of Amendment with respect to the particular class or series of Preferred Stock to be issued have been accepted for record by the Department of Assessments and Taxation of the State of Maryland (the "Department"), such shares
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of Preferred Stock will have been duly authorized and, when issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such authorization, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

             (6) When and if any shares of Preferred Stock that have been issued in accordance with paragraph 5 or paragraph 12 have been surrendered to the Company for conversion or exchange and the shares of Common Stock or Debt Securities, as the case may be, so issuable upon such conversion or exchange have been duly issued or delivered from shares of Common Stock duly authorized and reserved therefor by appropriate corporate action, or from Debt Securities duly authorized and the terms of which have been fixed by appropriate corporate action and authenticated under the applicable Indenture, as the case may be, such shares of Common Stock will be validly issued, fully paid and nonassessable and such Debt Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits provided by the applicable Indenture.

             (7) When appropriate corporate action has been taken to authorize the issuance of Common Stock, such shares of Common Stock will have been duly authorized and, when issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such authorization, such shares of Common Stock will be validly issued, fully paid and nonassessable.

             (8) When appropriate corporate action has been taken to authorize the issuance and fix the terms of one or more series of Depositary Shares and the underlying Preferred Stock and to authorize the execution and delivery of the related Deposit Agreement, and when such Deposit Agreement shall have been duly executed and delivered by the Company and the Depositary, and upon the acceptance for record by the Department of Articles Supplementary with respect to the underlying Preferred Stock, such Depositary Shares and shares of underlying Preferred Stock will have been duly authorized and, when Depositary Receipts for such Depositary Shares and the Depositary Shares shall have been issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, and in any manner consistent with such authorization, and when the underlying Preferred Stock shall have been validly issued after appropriate corporate action and other action has been taken in accordance with paragraph 5, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

             (9) When appropriate corporate action has been taken to authorize the Company to execute and deliver a Currency Warrant Agreement or Agreements, to fix the terms of one or more issues thereunder of Currency Warrants and to authorize their issue, and such Currency Warrant Agreement or Agreements shall have been duly executed and delivered by the Company and the Currency Warrant Agent, and when Currency Warrants with terms so fixed shall have been duly
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countersigned by the Currency Warrant Agent and duly issued under the respective Currency Warrant Agreement in accordance with such corporate action, such Currency Warrants shall constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

             (10) When appropriate corporate action has been taken to authorize the Company to execute and deliver a Stock-Index Warrant Agreement or Agreements, to fix the terms of one or more issues thereunder of Stock-Index Warrants and to authorize their issue, and such Stock-Index Warrant Agreement or Agreements shall have been duly executed and delivered by the Company and the Stock-Index Warrant Agent, and when Stock-Index Warrants with terms so fixed shall have been duly countersigned by the Stock-Index Warrant Agent and duly issued under the respective Stock-Index Warrant Agreement in accordance with such corporate action, such Stock-Index Warrants shall constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

             (11) When appropriate corporate action has been taken to authorize the Company to execute and deliver the Other Warrant Agreement or Agreements, to fix the terms of one or more issues thereunder of Other Warrants and to authorize their issue, and such Other Warrant Agreement or Agreements shall have been duly executed and delivered by the Company and the Other Warrant Agent, and when Other Warrants with terms so fixed shall have been duly countersigned by the Other Warrant Agent and duly issued under the respective Other Warrant Agreement in accordance with such corporate action, such Other Warrants shall constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

             (12) When appropriate corporate action has been taken to authorize the Company to execute and deliver a Preferred Stock Warrant Agreement or Agreements, to fix the terms of one or more issues thereunder of Preferred Stock Warrants and to authorize their issue, and such Preferred Stock Warrant Agreement or Agreements shall have been duly executed and delivered by the Company and the Preferred Stock Warrant Agent, and when Preferred Stock Warrants with terms so fixed shall have been duly countersigned by the Preferred Stock Warrant Agent and duly issued under the respective Preferred Stock Warrant Agreement in accordance with such corporate action, such Preferred Stock Warrants shall constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, and shares of Preferred Stock issuable upon exercise of such Preferred Stock Warrants, when duly authorized and reserved therefor after appropriate corporate and other action has been taken in accordance with paragraph 5, and when paid for in accordance with the terms of the Preferred Stock Warrants, will be validly issued, fully paid and nonassessable.

             (13) When appropriate corporate action has been taken to authorize the Company to execute and deliver a Common Stock Warrant Agreement or Agreements, to fix the terms of one or more issues thereunder of Common Stock Warrants and to authorize their issue, and such Common Stock Warrant Agreement or Agreements shall have been duly executed and delivered by the
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Company and the Common Stock Warrant Agent, and when Common Stock Warrants with terms so fixed shall have been duly countersigned by the Common Stock Warrant Agent and duly issued under the respective Common Stock Warrant Agreement in accordance with such corporate action, such Common Stock Warrants shall constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, and shares of Common Stock issuable upon exercise of such Common Stock Warrants, when duly authorized and reserved for issuance therefor by appropriate corporate action, and when paid for in accordance with the terms of the Common Stock Warrants, will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject, as to enforcement of remedies, to (i) applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally from time to time in effect, (ii) general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in equity or at law and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

I am an attorney admitted to practice in the State of New York and the opinions stated herein are limited to the laws of the United States and the State of New York. I have not made any independent investigation of the laws of the State of Maryland. Therefore, insofar as my opinion pertains to matters of Maryland law, I have relied upon the opinion of Piper & Marbury L.L.P. dated December 29, 1997. The opinion of Piper & Marbury L.L.P. is satisfactory in form and substance to me, and such firm is counsel of good standing whom I believe to be reliable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of my name therein.


                                    Very truly  yours,

                                    /s/ William F. Rosenblum, Jr.

                                    William F. Rosenblum, Jr.